Exhibit 99.1

Assurant Reports Second Quarter 2022 Financial Results
Continued Momentum in Global Lifestyle While Weaker Global Housing Performance Lowered Results
Revised 2022 Outlook for Adjusted EBITDA to 3 to 6 Percent Growth and Adjusted EPS to 14 to 18 Percent Growth, Both Ex. Catastrophes

NEW YORK, August 2, 2022 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, today reported results for the second quarter ended June 30, 2022.

“Overall, we were pleased by the continued earnings growth momentum of our services-oriented businesses in Global Lifestyle. Second quarter results were impacted by higher-than-expected costs in Global Housing associated with the current inflationary environment. We have initiated actions aimed at managing near-term macro volatility and positioning the business for long-term success,” said Assurant President and CEO Keith Demmings.

“We have revised our full-year outlook for 2022 and remain confident that our combined Lifestyle and Housing business portfolio will continue to deliver attractive profitable growth, strong cash flow generation and superior shareholder returns relative to the broader market,” Demmings added.

(Unaudited)	Q2'22	Q2'21	Change	6M'22	6M'21	Change
$ in millions, except where noted
GAAP net income	52.2	187.1	(72)%	201.2	327.9	(39)%
Adjusted EBITDA[1]	257.1	299.7	(14)%	566.0	544.9	4%
Adjusted EBITDA, ex. reportable catastrophes[2]	277.4	302.9	(8)%	592.4	594.2	—%

GAAP net income per diluted share	0.95	3.05	(69)%	3.61	5.33	(32)%
Adjusted earnings per diluted share[3]	2.95	3.24	(9)%	6.85	5.74	19%
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	3.25	3.28	(1)%	7.22	6.37	13%
Note: The Company has revised all quarterly and annual results for full year 2020 through first quarter 2022 to reflect:

1) a change in the Adjusted EBITDA calculation to exclude certain businesses which the Company now expects to fully exit, including the long-tail commercial liability businesses in Global Housing (sharing economy and small commercial businesses) as well as certain legacy long-duration insurance policies within Global Lifestyle (collectively referred to as “non-core operations”); and
2) the correction of an error identified in second quarter 2022 related to reinsurance of claims and benefits payables within the Global Lifestyle segment occurring in late 2018 through first quarter 2022; the correction of an error in the classification of Hurricane Eta from fourth quarter 2020, which should have been classified as a reportable catastrophe; and other unrelated immaterial out-of-period errors.

The impact of these changes, individually or in the aggregate, is not material to the Company’s results for any prior period. A full reconciliation of certain revised key measures of performance and metrics can be found on pages 18-19 in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx.

References to net income, including to net income per diluted share, throughout this press release refer to net income from continuing operations. Some of the metrics throughout this press release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section.

Second Quarter 2022 Summary
•GAAP net income decreased 72 percent versus prior year period, while net income per diluted share decreased 69 percent
•Adjusted EBITDA, excluding reportable catastrophes2, decreased 8 percent to $277 million
•Adjusted earnings, excluding reportable catastrophes, per diluted share4, decreased 1 percent to $3.25
•Holding company liquidity was $595 million
•Share repurchases and common stock dividends totaled $271 million

2022 Outlook
The company now expects:
•3 to 6 percent growth in Adjusted EBITDA, excluding reportable catastrophes5, driven by profitable growth in Global Lifestyle, partially offset by a decline in Global Housing
•14 to 18 percent growth in Adjusted earnings, excluding reportable catastrophes, per diluted share5, driven by share repurchases and continued profitable earnings growth

Second Quarter 2022 Consolidated Results

(Unaudited)	Q2'22	Q2'21	Change	6M'22	6M'21	Change
$ in millions

GAAP net income	52.2	187.1	(72)%	201.2	327.9	(39)%

Adjusted EBITDA
Global Lifestyle	206.8	184.2	12%	421.4	369.7	14%
Global Housing	75.2	132.4	(43)%	191.7	220.0	(13)%
Corporate and Other	(24.9)	(16.9)	(47)%	(47.1)	(44.8)	(5)%
Adjusted EBITDA[1]	257.1	299.7	(14)%	566.0	544.9	4%
Reportable catastrophes	20.3	3.2		26.4	49.3
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[2]	206.8	184.2	12%	421.3	369.7	14%
Global Housing[2]	95.5	135.5	(30)%	218.2	269.1	(19)%
Corporate and Other[2]	(24.9)	(16.8)	(48)%	(47.1)	(44.6)	(6)%
Adjusted EBITDA, ex. reportable catastrophes[2]	277.4	302.9	(8)%	592.4	594.2	—%
Note: Some of the metrics throughout this press release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section. Adjusted EBITDA of the Global Lifestyle, Global Housing and Corporate and Other segments is the segment measure of profitability in our GAAP financial statements and includes reportable catastrophes. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

Second Quarter 2022 Consolidated Results
•GAAP net income was $52.2 million, compared to second quarter 2021 of $187.1 million. The decline was primarily due to a decrease in net unrealized gains from changes in fair value of equity securities, lower earnings contributions from Global Housing, and a $29.4 million after-tax decrease in earnings from non-core operations, mostly driven by adverse prior year reserve development from sharing economy.

•GAAP net income per diluted share was $0.95, compared to second quarter 2021 of $3.05. The decrease was primarily driven by the factors noted above, partially offset by ongoing share repurchases.

•Adjusted EBITDA1 decreased 14 percent compared to the prior year period. Pre-tax reportable catastrophes increased $17.1 million. Excluding reportable catastrophes, Adjusted EBITDA2 decreased 8 percent to $277.4 million, primarily due to higher non-catastrophe loss experience and catastrophe reinsurance costs in Global Housing. This was partially offset by double-digit growth in Global Lifestyle from continued strong results in Connected Living and Global Automotive.

•Adjusted earnings, excluding reportable catastrophes, per diluted share4, decreased 1 percent to $3.25, as lower earnings were partially offset by ongoing share repurchases.

•Revenue from the Global Lifestyle and Global Housing segments totaled $2.48 billion compared to $2.43 billion in second quarter 2021, up 2 percent, primarily due to Global Automotive growth within Global Lifestyle.
Note: Throughout this press release, revenue refers to net earned premiums, fees and other income. GAAP revenue is equal to net earned premiums, fees and other income, net investment income and net realized gains (losses) on investments.

Global Lifestyle

$ in millions	Q2'22	Q2'21	Change	6M'22	6M'21	Change
Adjusted EBITDA	206.8	184.2	12%	421.4	369.7	14%
Revenue	1,983.3	1,935.7	2%	3,943.2	3,795.8	4%

•Adjusted EBITDA increased compared to the prior year period from continued strong results across Connected Living and Global Automotive. Connected Living growth was primarily led by mobile from higher device protection contributions in North America, including subscriber growth and more favorable loss experience. Global Automotive increased primarily from higher investment income mainly from the sale of a real estate joint venture partnership and higher yields, as well as favorable loss experience in select ancillary products. Growth was partially offset by the unfavorable impact of foreign exchange.

•Revenue increased compared to the prior year period, primarily led by Global Automotive premium growth from strong prior period sales. Connected Living decreased modestly, mainly from the impact of runoff mobile programs, partially offset by higher mobile fee income driven by an increase in global devices serviced, as well as device protection growth in North America.
Global Housing

$ in millions	Q2'22	Q2'21	Change	6M'22	6M'21	Change
Adjusted EBITDA	75.2	132.4	(43)%	191.7	220.0	(13)%
Reportable catastrophes	20.3	3.1		26.5	49.1
Adjusted EBITDA, ex. reportable catastrophes[2]	95.5	135.5	(30)%	218.2	269.1	(19)%
Revenue	495.7	496.8	—%	981.7	976.5	1%

•Adjusted EBITDA decreased compared to the prior year period. Pre-tax reportable catastrophes increased $17.2 million, primarily due to prior period development from Hurricane Eta and current period losses from Tropical Storm Alex. Excluding reportable catastrophes, Adjusted EBITDA2 decreased $40.0 million year-over-year. Approximately $25.0 million of the decrease was driven by higher non-catastrophe loss experience, largely within lender-placed, from higher claims severity related to inflation. Higher loss experience included a $12.0 million year-over-year increase in reserves for prior and current year periods along with elevated severity in the current quarter, particularly from fire claims. The remainder of the decline was mainly from higher catastrophe reinsurance costs, largely driven by increased exposures.

•Revenue was flat year-over-year, as growth in lender-placed from higher average insured values and premium rates were offset by higher catastrophe reinsurance costs.

Corporate and Other

$ in millions	Q2'22	Q2'21	Change	6M'22	6M'21	Change
Adjusted EBITDA	(24.9)	(16.9)	(47)%	(47.1)	(44.8)	(5)%
•Adjusted EBITDA loss increased in second quarter 2022 compared to the prior year period, primarily driven by higher employee-related and technology expenses.

Holding Company Liquidity Position
•Holding company liquidity totaled $595 million as of June 30, 2022, or $370 million above the company’s current targeted minimum level of $225 million.

Dividends paid by operating segments to the holding company in second quarter 2022 totaled $189 million. In addition to quarterly interest and Corporate and Other expenses, the company had $82 million of cash outflows, including a $75 million repayment in principal of its 2023 Senior Notes as well as $6 million of investments within Assurant Ventures.

•Share repurchases and common stock dividends totaled $271 million in second quarter 2022. During second quarter 2022, Assurant repurchased 1.3 million shares of common stock for $232 million and paid $39 million in common stock dividends. From July 1 through July 31, 2022, the company repurchased an additional 175 thousand shares for approximately $30 million, with $338 million remaining under the current repurchase authorization.

2022 Company Outlook5

$ in millions, unless otherwise noted	FY 2021 As Reported	FY 2021 As Revised	Q2'22 YTD	2022 Outlook[5]
Adjusted EBITDA, ex. reportable catastrophes[2]	1,107.5	1,121.5	592.4	3 to 6 percent growth
Global Lifestyle	714.2	702.1	421.4	Mid- to high-teens growth
Global Housing, ex. reportable catastrophes[2]	486.4	512.2	218.2	Low- to mid-teens decline
Corporate and Other	(93.3)	(93.3)	(47.1)	~(105.0)
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$12.12	$12.28	$7.22	14 to 18 percent growth

For full-year 2022, the company now expects:

•Adjusted EBITDA, excluding reportable catastrophes, to grow 3 to 6 percent, driven by growth in Global Lifestyle.
◦Global Lifestyle Adjusted EBITDA is expected to increase by mid- to high-teens, driven mainly by mobile in Connected Living from global expansion in existing and new clients across device protection and trade-in and upgrade programs. This will be partially offset by unfavorable impacts of foreign exchange and strategic investments to support new business opportunities. Global Automotive is also expected to increase, driven by higher investment income and more favorable loss experience in select ancillary products.
◦Global Housing Adjusted EBITDA, excluding reportable catastrophes, is expected to decrease by low- to mid-teens, primarily due to higher non-catastrophe loss experience related to elevated inflationary trends, mainly in lender-placed, as well as increased catastrophe reinsurance costs. The decline will be partially offset by higher average insured values and premium rates in lender-placed, along with ongoing expense initiatives.
◦Corporate and Other Adjusted EBITDA loss is expected to be approximately $105.0 million, reflecting higher employee-related and technology expenses.

•Adjusted earnings, excluding reportable catastrophes, per diluted share to increase 14 to 18 percent, driven by share repurchases, including the return of net proceeds from the sale of Global Preneed, and earnings growth in Global Lifestyle. Assurant’s consolidated effective tax rate is expected to be approximately 22 to 24 percent, which reflects the impact of the first quarter tax benefit.

•Business segment dividends to be moderately below the company’s average annual target of approximately three quarters of segment Adjusted EBITDA, including reportable catastrophes. This is subject to the growth of the businesses, investment portfolio performance, and rating agency and regulatory capital requirements.

•Capital to be deployed to support business growth by funding investments and M&A, and to return capital to shareholders in the form of share repurchases and dividends, subject to Board approval and market conditions.

Earnings Conference Call
The second quarter 2022 earnings conference call and webcast will be held Wednesday, August 3, 2022 at 8:00 a.m. ET. The live and archived webcast, along with supplemental information, will be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com or on Twitter @Assurant.

Media Contacts:
Linda Recupero
Senior Vice President, Global Enterprise Communications
Phone: 201.519.9773
linda.recupero@assurant.com

Stacie Sherer
Vice President, Corporate Communications
Phone: 917.420.0980
stacie.sherer@assurant.com
Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations and Sustainability
Phone: 201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Vice President, Investor Relations

Phone: 914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement
Some of the statements included in this news release and its exhibits, including our business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
(i)the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if those parties face financial, reputational or regulatory issues;
(ii)significant competitive pressures, changes in customer preferences and disruption;
(iii)the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;
(iv)the failure to find suitable acquisitions at attractive prices, integrate acquired businesses effectively or identify new areas for organic growth;
(v)our inability to recover should we experience a business continuity event;
(vi)the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
(vii)risks related to our international operations;
(viii)declines in the value of mobile devices, or export compliance or other risks in our mobile business;
(ix)our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
(x)risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
(xi)the impact of catastrophe and non-catastrophe losses, including as a result of the current inflationary environment and climate change;
(xii)negative publicity relating to our business or industry;

(xiii)the impact of general economic, financial market and political conditions and conditions in the markets in which we operate, including the current inflationary environment (that has increased the costs of paying claims, including for materials and labor, as well as our employee wages), any prolonged recessionary environment and the conflict in Ukraine;
(xiv)the impact of the COVID-19 pandemic and measures taken in response thereto;
(xv)the adequacy of reserves established for claims and our inability to accurately predict and price for claims;
(xvi)a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
(xvii)fluctuations in exchange rates;
(xviii)an impairment of goodwill or other intangible assets;
(xix)the failure to maintain effective internal control over financial reporting;
(xx)unfavorable conditions in the capital and credit markets;
(xxi)a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
(xxii)an impairment in the value of our deferred tax assets;
(xxiii)the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
(xxiv)the credit risk of some of our agents, third-party administrators and clients;
(xxv)the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
(xxvi)limitations in the analytical models we use to assist in our decision-making;
(xxvii)the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;
(xxviii)breaches of our information systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;
(xxix)the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection or tax;
(xxx)the impact of litigation and regulatory actions;
(xxxi)reductions or deferrals in the insurance premiums we charge;
(xxxii)changes in insurance, tax and other regulations;
(xxxiii)volatility in our common stock price and trading volume; and
(xxxiv)employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.

Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)Assurant uses Adjusted EBITDA as an important measure of the company’s operating     performance. Assurant defines Adjusted EBITDA as net income from continuing operations, excluding net realized losses (gains) on investments and fair value changes to equity securities, COVID-19 direct and incremental expenses, loss on extinguishment of debt, non-core operations, net income (loss) attributable to non-controlling interests, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, restructuring costs related to strategic exit activities (outside of normal periodic restructuring and cost management activities), as well as other highly variable or unusual items. The company believes this metric provides investors with an important measure of the company’s operating performance because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income from continuing operations. See Note 2 below for a full reconciliation.
(2)Adjusted EBITDA, Excluding Reportable Catastrophes: Assurant uses Adjusted EBITDA     (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s performance. The company believes this metric provides investors with an important measure of the company’s performance for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	2Q	2Q	6 Months	6 Months
($ in millions)	2022	2021	2022	2021
GAAP net income from continuing operations	$52.2	$187.1	$201.2	$327.9
Less:
Interest expense	27.2	28.8	54.1	57.2
Provision for income taxes	17.7	52.6	43.9	96.6
Depreciation expense	21.8	17.5	42.1	34.3
Amortization of purchased intangible assets	17.0	17.3	34.6	34.3
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	76.4	(10.3)	138.8	(11.1)
COVID-19 direct and incremental expenses	1.1	2.2	2.5	5.2
Loss on extinguishment of debt	0.9	—	0.9	—
Non-core operations	36.7	(0.5)	42.2	(5.6)
Other adjustments(1)	6.1	5.2	5.7	6.1
Loss attributable to non-controlling interests	—	(0.2)	—	—
Adjusted EBITDA	257.1	299.7	566.0	$544.9
Reportable catastrophes	20.3	3.2	26.4	49.3
Adjusted EBITDA, excluding reportable catastrophes	$277.4	$302.9	$592.4	$594.2

(UNAUDITED)	FY 2021	FY 2021
($ in millions)	As Reported	As Revised
GAAP net income from continuing operations	$613.5	$602.9
Less:
Interest expense	111.8	111.8
Provision for income taxes	169.5	168.4
Depreciation expense	73.8	73.8
Amortization of purchased intangible assets	65.8	65.8
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	(128.4)	(128.2)
COVID-19 direct and incremental expenses	10.0	10.0
Loss on extinguishment of debt	20.7	20.7
Non-core operations	—	14.4
Other adjustments(1)	26.5	26.3
Loss attributable to non-controlling interests	—	—
Adjusted EBITDA	$963.2	965.9
Reportable catastrophes	144.3	155.6
Adjusted EBITDA, excluding reportable catastrophes	$1,107.5	$1,121.5
(1)Throughout this press release, additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(UNAUDITED)	2Q 2022			2Q 2021
	Global Lifestyle	Global Housing	Corporate and Other	Global Lifestyle	Global Housing	Corporate and Other
($ in millions)
Adjusted EBITDA	$206.8	$75.2	$(24.9)	$184.2	$132.4	$(16.9)
Reportable catastrophes	—	20.3	—	—	3.1	0.1
Adjusted EBITDA, excluding reportable catastrophes	$206.8	$95.5	$(24.9)	$184.2	$135.5	$(16.8)

(UNAUDITED)	6 Months 2022			6 Months 2021
	Global Lifestyle	Global Housing	Corporate and Other	Global Lifestyle	Global Housing	Corporate and Other
($ in millions)
Adjusted EBITDA	$421.4	$191.7	$(47.1)	$369.7	$220.0	$(44.8)
Reportable catastrophes	(0.1)	26.5	—	—	49.1	0.2
Adjusted EBITDA, excluding reportable catastrophes	$421.3	$218.2	$(47.1)	$369.7	$269.1	$(44.6)

(UNAUDITED)	FY 2021 As Reported			FY 2021 As Revised
	Global Lifestyle	Global Housing	Corporate and Other	Global Lifestyle	Global Housing	Corporate and Other
($ in millions)
Adjusted EBITDA	$714.2	$342.3	$(93.3)	$702.1	$357.1	$(93.3)
Reportable catastrophes	$0.2	$144.1	$—	$0.2	$155.1	$0.3
Adjusted EBITDA, excluding reportable catastrophes	$714.4	$486.4	$(93.3)	$702.3	$512.2	$(93.0)
(3)Adjusted Earnings per Diluted Share: Assurant uses Adjusted earnings per diluted share as an important measure of the company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income from continuing operations, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, COVID-19 direct and incremental expenses, loss on extinguishment of debt, non-core operations, net income (loss) attributable to non-controlling interests, restructuring costs related to strategic exit activities (outside of normal periodic restructuring and cost management activities), as well as other highly variable or unusual items, plus any dilutive preferred stock dividends, divided by the weighted average diluted shares outstanding. The company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income from continuing operations per diluted share, defined as net income from continuing operations plus any dilutive preferred stock dividends less net income from non-controlling interests, divided by the weighted average diluted shares outstanding. See Note 4 below for a full reconciliation.

(4)Adjusted Earnings, Excluding Reportable Catastrophes, per Diluted Share: Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share (each as defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with an important measure of stockholder value for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations per diluted share (defined above).

(UNAUDITED)	2Q	2Q	6 Months	6 Months
($ in millions)	2022	2021	2022	2021
GAAP net income from continuing operations	$52.2	$187.1	$201.2	$327.9
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	76.4	(10.3)	138.8	(11.1)
Amortization of purchased intangible assets	17.0	17.3	34.6	34.3
COVID-19 direct and incremental expenses	1.1	2.2	2.5	5.2
Loss on extinguishment of debt	0.9	—	0.9	—
Non-core operations	36.7	(0.5)	42.2	(5.6)
Other adjustments	6.1	6.1	5.7	7.9
(Benefit) provision for income taxes	(28.0)	(2.8)	(44.9)	(5.4)
Net loss attributable to non-controlling interests	—	(0.2)	—	—
Preferred stock dividends	—	—	—	(4.7)
Adjusted earnings	162.4	198.9	381.0	348.5
Reportable catastrophes, pre-tax	20.3	3.2	26.4	49.3
Tax impact of reportable catastrophes	(4.2)	(0.7)	(5.5)	(10.4)
Adjusted earnings, excluding reportable catastrophes	$178.5	$201.4	$401.9	$387.4

(UNAUDITED)	2Q	2Q	6 Months	6 Months
	2022	2021	2022	2021
GAAP net income from continuing operations per diluted share(1)	$0.95	$3.05	$3.61	$5.33
Adjusted, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	1.39	(0.17)	2.49	(0.18)
Amortization of purchased intangible assets	0.31	0.28	0.62	0.56
COVID-19 direct and incremental expenses	0.02	0.04	0.04	0.08
Loss on extinguishment of debt	0.02	—	0.02	—
Non-core operations	0.67	(0.01)	0.76	(0.09)
Other adjustments	0.10	0.10	0.12	0.13
(Benefit) provision for income taxes	(0.51)	(0.05)	(0.81)	(0.09)
Adjusted earnings, per diluted share	2.95	3.24	6.85	5.74
Reportable catastrophes, pre-tax	0.37	0.05	0.47	0.80
Tax impact of reportable catastrophes	(0.07)	(0.01)	(0.10)	(0.17)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$3.25	$3.28	$7.22	$6.37

(UNAUDITED)	FY 2021	FY 2021
($ in millions)	As Reported	As Revised
GAAP net income from continuing operations	$613.5	$602.9
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	(128.4)	(128.2)
Amortization of purchased intangible assets	65.8	65.8
COVID-19 direct and incremental expenses	10.0	10.0
Loss on extinguishment of debt	20.7	20.7
Non-core operations	—	14.4
Other adjustments	31.5	31.3
(Benefit) provision for income taxes	1.5	(1.3)
Net loss attributable to non-controlling interests	—	—
Preferred stock dividends	(4.7)	(4.7)
Adjusted earnings	609.9	610.9
Reportable catastrophes, pre-tax	144.3	155.6
Tax impact of reportable catastrophes	(30.2)	(32.7)
Adjusted earnings, excluding reportable catastrophes	724.0	$733.8

(UNAUDITED)	FY 2021	FY 2021
	As Reported	As Revised
GAAP net income from continuing operations per diluted share(1)	$10.20	$10.03
Adjusted, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	(2.14)	(2.14)
Amortization of purchased intangible assets	1.10	1.10
COVID-19 direct and incremental expenses	0.17	0.17
Loss on extinguishment of debt	0.34	0.34
Non-core operations	—	0.23
Other adjustments	0.53	0.53
(Benefit) provision for income taxes	0.02	(0.02)
Adjusted earnings, per diluted share	10.22	10.24
Reportable catastrophes, pre-tax	2.40	2.59
Tax impact of reportable catastrophes	(0.50)	(0.54)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$12.12	$12.28
(1)Throughout this press release, information on the share counts used in the per share calculations are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)The company outlook for Adjusted earnings, excluding reportable catastrophes, per diluted share and Adjusted EBITDA, excluding reportable catastrophes, for Assurant and Global Housing each constitute forward-looking information and the company believes that it cannot reconcile such forward-looking information to the most comparable GAAP measure without unreasonable efforts. Many of the GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation. The company is able to quantify a full-year estimate of interest expense, depreciation expense and amortization of purchased intangible assets, each on a pre-tax basis, which are expected to be approximately $107 million, $85 million and $70 million, respectively. The interest expense estimate assumes no additional debt is incurred or extinguished in the forecast period and excludes after-tax interest expenses included in debt extinguishment and other related costs.

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three and Six Months Ended June 30, 2022 and 2021

	2Q		6 Months
	2022	2021	2022	2021
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,168.9	$2,150.6	$4,305.3	$4,256.2
Fees and other income	325.2	298.5	647.6	548.4
Net investment income	92.0	82.9	178.3	159.2
Net realized (losses) gains on investments and fair value changes to equity securities	(76.4)	10.3	(138.8)	11.1
Total revenues	2,509.7	2,542.3	4,992.4	4,974.9
Benefits, losses and expenses
Policyholder benefits	600.0	535.2	1,090.0	1,066.8
Underwriting, selling, general and administrative expenses	1,811.7	1,738.6	3,602.3	3,426.4
Interest expense	27.2	28.8	54.1	57.2
Loss on extinguishment of debt	0.9	—	0.9	—
Total benefits, losses and expenses	2,439.8	2,302.6	4,747.3	4,550.4
Income from continuing operations before provision for income taxes	69.9	239.7	245.1	424.5
Provision for income taxes	17.7	52.6	43.9	96.6
Net income from continuing operations	52.2	187.1	201.2	327.9
Net income from discontinued operations	—	18.9	—	33.2
Net income	52.2	206.0	201.2	361.1
Less: Net loss attributable to non-controlling interests	—	(0.2)	—	—
Net income attributable to stockholders	52.2	205.8	201.2	361.1
Less: Preferred stock dividends	—	—	—	(4.7)
Net income attributable to common stockholders	$52.2	$205.8	$201.2	$356.4

Net income from continuing operations per share:
Basic	$0.96	$3.07	$3.65	$5.46
Diluted	$0.95	$3.05	$3.61	$5.33

Common stock dividends per share	$0.68	$0.66	$1.36	$1.32

Share data:
Basic weighted average shares outstanding	54,607,321	60,990,609	55,190,104	60,096,711

Diluted weighted average shares outstanding	55,014,947	61,322,556	55,663,946	61,554,002

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At June 30, 2022 and December 31, 2021

	June 30,	December 31,
	2022	2021
	($ in millions)
Assets
Investments and cash and cash equivalents	$8,790.0	$10,712.4
Reinsurance recoverables	6,094.8	6,181.2
Deferred acquisition costs	9,359.0	8,811.0
Goodwill	2,558.2	2,571.6
Value of business acquired	397.2	583.4
Other assets	4,529.5	3,984.1
Assets held for sale	—	1,076.9
Total assets	$31,728.7	$33,920.6

Liabilities
Policyholder benefits and claims payable	$1,944.1	$2,018.0
Unearned premiums	19,219.5	18,623.7
Debt	2,128.8	2,202.5
Accounts payable and other liabilities	3,976.6	4,547.5
Liabilities held for sale	—	1,064.8
Total liabilities	27,269.0	28,456.5

Stockholders’ equity
Equity, excluding accumulated other comprehensive income	5,281.9	5,614.1
Accumulated other comprehensive (loss) income	(822.2)	(150.0)
Total equity	4,459.7	5,464.1
Total liabilities and equity	$31,728.7	$33,920.6